Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated December 16, 2020, with respect to the December 31, 2019 consolidated financial statements of Oscar Health, Inc. contained in the Registration Statement and Prospectus on Form S-1 (Registration No. 333-252809) which is incorporated by reference in this Registration Statement on Form S-1MEF. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts”.

/s/ GRANT THORNTON LLP

Hartford, Connecticut

March 2, 2021